SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): July 28, 2005

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE		22-3754018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1460 Buffet Way
Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

   Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

        (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

              Effective as of July 28, 2005, Buffets Holdings, Inc. (the "Registrant") entered into Amendment No. 1, dated as of April 6, 2005 (the "Amendment"), to the Amended and Restated Credit Agreement, dated as of February 20, 2004 (the "Credit Agreement"), among Buffets, Inc., a Minnesota corporation and wholly owned subsidiary of the Registrant (the "Borrower"), the Regsitrant, the Lenders from time to time party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and collateral agent. The Amendment relaxes the interest coverage ratios and maximum leverage ratios of the Credit Agreement with which the Borrower is required to comply. The company will initially be required to maintain an interest coverage ratio of at least 2.15 to 1.0 through June 28, 2006. Beginning on June 29, 2006, the interest coverage ratio will be raised to 2.25, and will periodically rise through the term of the loans according to the schedule set forth in Section 1(a) of the Amendment. The company will initially be prohibited from having a maximum leverage ratio greater than 4.25 to 1.0 through April 5, 2006. Beginning on April 6, 2006, the maximum leverage ratio will be lowered to 4.0, and will be periodically lowered through the term of the loans according to the schedule set forth in Section 1(b) of the Amendment. The Amendment also adds a repricing protection clause relating to the prepayment of amounts borrowed under certain of the facilities. The repricing protection applies to prepayments made prior to January 27, 2006 and provides that the Borrower must pay a 1% prepayment premium on certain prepayments.

              The description of the Amendment set forth above is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item by reference.

Item 9.01(c).  Financial Statements and Exhibits

             (c) Exhibits

                   Exhibit 10.1   Form of Amendment No. 1, dated as of April 6, 2005 and effective as of July 28, 2005, to the Amended and Restated Credit Agreement, dated as of February 20, 2004, among Buffets, Inc., a Minnesota corporation, Buffets Holdings, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and collateral agent.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2005

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Title:	Executive Vice President and
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Amendment No 1., dated as of April 6, 2005 and effective as of July 28, 2005, to the Amended and Restated Credit Agreement, dated as of February 20, 2004, among Buffets, Inc., a Minnesota corporation, Buffets Holdings, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and collateral agent.